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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JAMDAT MOBILE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4991817 (I.R.S. Employer Identification No.)

3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034
(Address of Principal Executive Offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

        Securities Act registration statement file number to which this form relates: File No. 333-117127.

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share (Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The description of the common stock, par value $0.0001 per share, of JAMDAT Mobile Inc. (the "Company") under the caption "Description of Capital Stock" in the final prospectus to be filed under Rule 424(b) in connection with the Company's registration statement on form S-1, File No. 333-117127, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.2	Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, SEC File No. 333-117127).
3.4	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, SEC File No. 333-117127).
4.3	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, SEC File No. 333-117127).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JAMDAT MOBILE INC.

Date: September 7, 2004	By:	/s/ MITCH LASKY Mitch Lasky Chief Executive Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES